Exhibit 99.1

IASIS Healthcare Announces First Quarter 2012 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 7, 2012--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal first quarter ended December 31, 2011. In the first quarter, IASIS adopted accounting guidance that results in the classification of the provision for bad debts as a revenue deduction rather than an operating expense, and such guidance has been applied to the financial statements of both the current and prior year quarters.

Net revenue for the first quarter totaled $623.7 million, an increase of 1.5%, compared to $614.3 million in the prior year quarter. Net revenue for the quarter ended December 31, 2011, which includes an increase in acute care revenue of $60.9 million or 14.8% compared to the prior year quarter, has been affected by a decline in premium revenue at Health Choice, the Company’s Medicaid and Medicare managed health plan in Arizona, as a result of capitation rate reductions implemented by the Arizona Health Care Cost Containment System (“AHCCCS”) and a state mandated reduction in certain Medicaid enrollees. Adjusted EBITDA for the first quarter totaled $72.2 million, compared to $68.8 million in the prior year quarter. Net earnings from continuing operations for the first quarter, which includes additional interest costs resulting from the Company’s fiscal 2011 refinancing transaction, totaled $3.6 million, compared to $17.3 million in the prior year quarter.

In the first quarter, admissions and adjusted admissions increased 20.7% and 17.9%, respectively, compared to the prior year quarter. On a same-facility basis, admissions and adjusted admissions increased 4.7% and 3.4%, respectively, compared to the prior year quarter, while net patient revenue per adjusted admission decreased 1.2% compared to the prior year quarter. The decline in net patient revenue per adjusted admission is attributable to Medicaid rate reductions implemented by certain states, as well as an increase in the provision for bad debts resulting from growth in the volume of uninsured patients in certain markets, particularly Arizona where AHCCCS implemented program changes in Medicaid eligibility in July 2011.

Commenting on the first quarter results, IASIS Healthcare President and Chief Executive Officer Carl Whitmer said, “We continue to be pleased with our ability to demonstrate solid operating results, despite the current economic headwinds and reimbursement challenges facing our industry. We believe the quarter’s strong volume growth further affirms our commitments to expanding the reach of our services and achieving operational excellence through clinical integration and providing high-quality, efficient care to the communities we serve.”

A listen-only simulcast and 30-day replay of IASIS’ first quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 7, 2012. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 18 acute care hospital facilities and one behavioral health hospital facility with a total of 4,365 licensed beds and has total annual net revenue of approximately $2.8 billion. These hospital facilities are located in seven regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; West Monroe, Louisiana; and Woodland Park, Colorado. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves more than 186,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock-based compensation, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC
Consolidated Statements of Operations (Unaudited)
(in thousands)

	Quarter Ended December 31,
	2011	2010
Net revenue:
Acute care revenue	$543,214	$471,688
Less: Provision for bad debts	(70,279)	(59,614)
Acute care revenue, net	472,935	412,074
Premium revenue	150,738	202,192
Net revenue	623,673	614,266

Costs and expenses:
Salaries and benefits (includes stock-based compensation of $500 and $496, respectively)	223,964	189,913
Supplies	84,170	76,436
Medical claims	124,245	171,334
Rentals and leases	12,266	11,166
Other operating expenses	113,983	97,126
Medicaid EHR incentive payments	(6,677)	–
Interest expense, net	34,940	16,877
Depreciation and amortization	28,534	24,046
Management fees	1,250	1,250
Total costs and expenses	616,675	588,148

Earnings from continuing operations before gain on disposal of assets and income taxes	6,998	26,118
Gain on disposal of assets, net	240	345

Earnings from continuing operations before income taxes	7,238	26,463
Income tax expense	3,605	9,189

Net earnings from continuing operations	3,633	17,274
Loss from discontinued operations, net of income taxes	(48)	(3,208)

Net earnings	3,585	14,066
Net earnings attributable to non-controlling interests	(2,232)	(2,320)

Net earnings attributable to IASIS Healthcare LLC	$1,353	$11,746

IASIS HEALTHCARE LLC
Consolidated Balance Sheets (Unaudited)
(in thousands)

	Dec. 31, 2011	Sept. 30, 2011

ASSETS

Current assets:
Cash and cash equivalents	$83,996	$147,327
Accounts receivable, net	303,597	277,932
Inventories	69,185	68,330
Deferred income taxes	39,153	40,415
Prepaid expenses and other current assets	74,103	72,914
Total current assets	570,034	606,918

Property and equipment, net	1,164,487	1,167,920
Goodwill	807,009	808,651
Other intangible assets, net	31,454	32,779
Other assets, net	76,056	63,509
Total assets	$2,649,040	$2,679,777

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$103,737	$92,805
Salaries and benefits payable	47,076	58,379
Accrued interest payable	9,522	30,045
Medical claims payable	75,357	85,723
Other accrued expenses and other current liabilities	86,786	100,830
Current portion of long-term debt and capital lease obligations	13,855	14,020
Total current liabilities	336,333	381,802

Long-term debt and capital lease obligations	1,861,545	1,864,749
Deferred income taxes	131,465	131,018
Other long-term liabilities	97,726	78,441

Non-controlling interests with redemption rights	97,594	95,977

Equity:
Member’s equity	114,565	118,000
Non-controlling interests	9,812	9,790
Total equity	124,377	127,790
Total liabilities and equity	$2,649,040	$2,679,777

IASIS HEALTHCARE LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Quarter Ended December 31,
	2011	2010
Cash flows from operating activities:
Net earnings	$3,585	$14,066
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	28,534	24,046
Amortization of loan costs	1,902	810
Stock-based compensation	500	496
Deferred income taxes	3,067	2,539
Income tax benefit from stock-based compensation	6	–
Income tax benefit from parent company interest	–	2,240
Fair value change in interest rate hedges	(845)	–
Amortization of other comprehensive loss	1,234	–
Gain on disposal of assets, net	(240)	(345)
Loss from discontinued operations, net	48	3,208
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(26,860)	(8,334)
Inventories, prepaid expenses and other current assets	(2,839)	(5,956)
Accounts payable, other accrued expenses and other accrued liabilities	(40,766)	(26,048)
Net cash provided by (used in) operating activities – continuing operations	(32,674)	6,722
Net cash used in operating activities – discontinued operations	(27)	(240)
Net cash provided by (used in) operating activities	(32,701)	6,482

Cash flows from investing activities:
Purchases of property and equipment, net	(24,357)	(15,360)
Cash paid for acquisitions, net	602	(1,880)
Change in other assets, net	1,171	515
Net cash used in investing activities	(22,584)	(16,725)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(3,745)	(1,933)
Debt financing costs incurred	(998)	–
Distributions to non-controlling interests	(3,303)	(3,089)
Net cash used in financing activities	(8,046)	(5,022)

Change in cash and cash equivalents	(63,331)	(15,265)
Cash and cash equivalents at beginning of period	147,327	144,511
Cash and cash equivalents at end of period	$83,996	$129,246

Supplemental disclosure of cash flow information:
Cash paid for interest	$53,182	$26,514
Cash paid for income taxes, net	$13	$5

IASIS HEALTHCARE LLC
Segment Information (Unaudited)
(in thousands)

	For the Quarter Ended December 31, 2011
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$543,214	$–	$–	$543,214
Less: Provision for bad debts	(70,279)	–	–	(70,279)
Acute care revenue, net	472,935	–	–	472,935
Premium revenue	–	150,738	–	150,738
Revenue between segments	1,629	–	(1,629)	–
Net revenue	474,564	150,738	(1,629)	623,673

Salaries and benefits (excludes stock-based compensation)	218,337	5,127	–	223,464
Supplies	84,119	51	–	84,170
Medical claims	–	125,874	(1,629)	124,245
Rentals and leases	11,886	380	–	12,266
Other operating expenses	108,297	5,686	–	113,983
Medicaid EHR incentive payments	(6,677)	–	–	(6,677)
Adjusted EBITDA	58,602	13,620	–	72,222

Interest expense, net	34,940	–	–	34,940
Depreciation and amortization	27,656	878	–	28,534
Stock-based compensation	500	–	–	500
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(5,744)	12,742	–	6,998
Gain on disposal of assets, net	240	–	–	240
Earnings (loss) from continuing operations before income taxes	$(5,504)	$12,742	$–	$7,238

	For the Quarter Ended December 31, 2010
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$471,688	$–	$–	$471,688
Less: Provision for bad debts	(59,614)	–	–	(59,614)
Acute care revenue, net	412,074	–	–	412,074
Premium revenue	–	202,192	–	202,192
Revenue between segments	2,660	–	(2,660)	–
Net revenue	414,734	202,192	(2,660)	614,266

Salaries and benefits (excludes stock-based compensation)	184,394	5,023	–	189,417
Supplies	76,392	44	–	76,436
Rentals and leases	10,722	444	–	11,166
Medical claims	–	173,994	(2,660)	171,334
Other operating expenses	90,830	6,296	–	97,126
Adjusted EBITDA	52,396	16,391	–	68,787

Interest expense, net	16,877	–	–	16,877
Depreciation and amortization	23,151	895	–	24,046
Stock-based compensation	496	–	–	496
Management fees	1,250	–	–	1,250
Earnings from continuing operations before gain on disposal of assets and income taxes	10,622	15,496	–	26,118
Gain on disposal of assets, net	345	–	–	345
Earnings from continuing operations before income taxes	$10,967	$15,496	$–	$26,463

IASIS HEALTHCARE LLC
Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended December 31,
	2011	2010
Consolidated Hospital Facilities
Number of acute care hospital facilities at end of period	18	17
Licensed beds at end of period	4,365	3,573
Average length of stay (days)	4.9	4.9
Occupancy rates (average beds in service)	48.9%	45.3%
Admissions	31,634	26,202
Percentage change	20.7%
Adjusted admissions	53,421	45,312
Percentage change	17.9%
Patient days	154,810	127,807
Adjusted patient days	252,163	211,696
Outpatient revenue as a percentage of gross patient revenue	40.7%	41.0%

Same-Facility Hospitals (1)
Number of acute care hospital facilities at end of period	17	17
Licensed beds at end of period	3,573	3,573
Average length of stay (days)	4.9	4.9
Occupancy rates (average beds in service)	47.7%	45.3%
Admissions	27,422	26,202
Percentage change	4.7%
Adjusted admissions	46,854	45,312
Percentage change	3.4%
Patient days	133,769	127,807
Adjusted patient days	219,355	211,696
Outpatient revenue as a percentage of gross patient revenue	41.4%	41.0%

(1) Excludes the impact of the St. Joseph Medical Center acquisition, which was effective May 1, 2011.

IASIS HEALTHCARE LLC
Supplemental Consolidated Statements of Operations Information (Unaudited)
(in thousands)

	Quarter Ended December 31,
	2011	2010
Consolidated Results
Net earnings from continuing operations	$3,633	$17,274
Add:
Interest expense, net	34,940	16,877
Income tax expense	3,605	9,189
Depreciation and amortization	28,534	24,046
Stock-based compensation	500	496
Gain on disposal of assets, net	(240)	(345)
Management fees	1,250	1,250
Adjusted EBITDA	$72,222	$68,787

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications